                                                                   EXHIBIT 10(g)


                             EMPLOYMENT AGREEMENT
                             --------------------


          AGREEMENT made and entered into as of July 1, 1995 by and among THE UNION CORPORATION, a Delaware corporation (the "Company"), CAPITAL CREDIT CORPORATION, a Delaware corporation and a wholly-owned subsidiary of the Company ("Capital"), and WILLIAM B. HEWITT (the "Employee").

          WHEREAS, the Company, Capital and the Employee are currently parties to an employment agreement ("Prior Agreement") which provides for Employee's employment as Executive Vice President of the Company and Chairman and Chief Executive Officer of Capital for a term ending on September 30, 1995; and

          WHEREAS, the Employee, subsequent to the effective date of the Prior Agreement, was appointed as President and Chief Operating Officer of the Company; and

          WHEREAS, the Company, Capital and the Employee desire to amend and restate the Prior Agreement in its entirety, as of July 1, 1995, to reflect the new positions which Employee now holds with the Company, to extend the term of employment to June 30, 1998 and to amend certain other terms of the Prior Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual promises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

          FIRST:

          (A) Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Employee in an executive capacity, and the Employee hereby accepts such employment.

          (B) The Employee shall serve as President and Chief Operating Officer of the Company and as Chairman of the Board of Directors and the Chief Executive Officer of Capital. In addition, the Employee shall serve in an executive capacity and/or as a director of any Affiliates (as hereinafter defined in Article FOURTH (A)(i)) of the Company as the Board of Directors of the Company shall determine, without any compensation other than that provided for in Article THIRD hereof. The Employee shall report to the chief executive officer of the Company (hereinafter "CEO"). All officers, employees and agents of the Company and its subsidiaries (other than the CEO and other than officers, employees and agents of Transworld Systems, Inc.) shall be subordinate to the Employee and shall report to him or as he shall direct.

          (C) The Employee shall devote all of his business time, efforts, energy and skill to the business of the Company and its Affiliates, and shall use his best efforts to promote the interests thereof. The Employee's services shall be rendered with due regard by the Employee for the prompt, efficient and economical operation of the Company's business to the end of achieving the objectives set forth in the Company's annual business plans.

          (D) The Employee shall be entitled to vacation time of four weeks per Fiscal Year, which need not be taken consecutively. Up to one week of vacation time not taken in any Fiscal Year of the Company may be carried over to the following Fiscal Year, it being understood that the maximum carryover time into any new Fiscal Year shall be one week. As used in this Agreement, "Fiscal Year" means the 12-month period ending June 30.

          (E) The Employee shall be and remain a member of the Board of Directors of the Company and an executive officer of the Company and serve as a member of the Company's Management Group. During the term of this Agreement, the Company shall take all reasonable actions to continue to elect, or nominate for election, Employee as a Director of the Company.

          (F) In the event the Employee is appointed as Chief Executive Officer of the Company, this Agreement shall continue in full force and effect, except that the Employee shall thereupon report to the Board of Directors of the Company and all officers, employees and agents of all subsidiaries of the Company (including Transworld Systems, Inc.) shall report to Employee or as Employee shall direct.

          SECOND:

          (A) The term of this Agreement and the Employee's employment hereunder shall commence effective as of July 1, 1995 (the "Effective Date") and, unless extended by the written agreement of the parties, shall terminate on the earlier to occur of (i) June 30, 1998 or (ii) termination in accordance with Paragraphs
(B), (C) or (D) of this Article SECOND, in any of which events this Agreement shall terminate on such date and shall be of no further force and effect (except as provided in Article FOURTH hereof), it being acknowledged and agreed that in the event of any termination pursuant to said Paragraphs (B) or (D) below, the Company shall have no further liability or obligation to the Employee, except that if his employment is terminated under Paragraph B(ii) or (iii), Employee shall be entitled to a pro rata bonus for the Fiscal Year of termination pursuant to Article THIRD(B), and in the event of any termination pursuant to Paragraphs (C) or (E) below, the Employee shall be entitled to receive only the payments required to be made under those paragraphs.

          (B) The Company shall be entitled to terminate the Employee's services in any of the following circumstances:

          (i) For "Cause" by reason of the occurrence of any of the following:
(a) the chronic failure, refusal or neglect of the Employee fully and faithfully to perform his obligations hereunder, (b) the failure, refusal or neglect of the Employee to use all reasonable efforts in good faith to implement any lawful directions or policy (not inconsistent with this Agreement) of the Board of Directors of the Company or of the CEO, or (c) unless it can be shown that Employee acted in good faith and reasonably believed he was acting in the best interest of the Company or any subsidiary, the taking of any actions, or the omission to take any actions, by the Employee which bring public obloquy upon the Company or any Affiliate or (d) the conviction of, or nolo contendere plea
                                                          ---- ----------
by, the Employee in respect of any crime or offense involving the property, operations or activities of the Company or any Affiliate, or moral turpitude.

          (ii) Mental or physical incapacity or inability of the Employee to perform his duties for a consecutive period of 150 days or a non-consecutive period of 180 days during any twelve month period; or

          (iii)  The death of the Employee.

          (iv) Failure by Employee to give notice as required by Article SECOND (D).

          (C) In addition to termination pursuant to Article SECOND (A) and (B), the Company shall at any time also be entitled to terminate the Employee's services for any other reason, provided that in the event of termination pursuant to this Article SECOND (C) the Company shall continue to pay to the Employee his then current Base Salary pursuant to Article THIRD (A) for a period from the date of such termination through the remaining term of this Agreement, and the Employee shall be eligible to receive a pro-rata share of any bonus due hereunder for the Fiscal Year in which the Employee is terminated under this paragraph (with such bonus to be calculated in accordance with Article THIRD
(B)). In the event of termination pursuant to this Article SECOND (C), the Employee shall not be entitled to any damages by reason of such termination other than as set forth in this Article SECOND (C). In the event the Employee receives payments pursuant to Article SECOND (E), such payments shall be in lieu of any amounts payable under this Article SECOND (C). In the event the Employee is indicted for any crime or offense (other than traffic infractions and similar minor matters), the Company shall have the right to suspend the Employee's services hereunder during the period after indictment and until proceedings against the Employee are terminated without a finding that the Employee is guilty. Unless this Agreement is otherwise terminated pursuant to Article SECOND (B), (D) or (E) or expires on June 30, 1998, the Employee shall continue to receive his Base Salary during such suspension period; and upon the end of such suspension, if this Agreement is still in effect, the Employee shall resume performance hereunder. Such suspension shall not extend the term of this Agreement. Provided Employee would be entitled to resume performance hereunder, without regard to the date, Employee shall be entitled to any bonus earned pursuant to Article THIRD (B) in respect of the Fiscal Year in which such suspension commenced.

          (D) The Employee shall at any time be entitled to terminate his services hereunder by submitting his written resignation to the Company, to be effective 90 days thereafter (unless an Event, as hereinafter defined, has occurred). Notwithstanding anything to the contrary herein contained, upon receipt of such notice, the Company may terminate Employee's employment at any time thereafter, and from and after Employee's termination under this Article SECOND (D), the Company shall have no further liability or obligation to the Employee except (i) for any obligation to indemnify the Employee as provided in the by-laws of the Company, (ii) under that certain Indemnification Agreement dated as of September 16, 1991 between the Employee and the Company (the "Indemnification Agreement") and (iii) under any written stock option agreements between Employee and the Company (the "Option Agreements").

          (E) If, at any time after the date hereof, any of the following events (an "Event") occurs;

          (i) more than 20% of the Company's then issued and outstanding voting stock shall have been purchased or acquired (or voting rights with respect thereto shall have been acquired) by a person, corporation or group thereof acting in concert, the purpose or result of which would be a change in either "control" of the Company (as generally described in subparagraph (iv) hereof and without the approval of the then existing Board of Directors of the Company); or

          (ii) within twenty-four months after occurrence of an Event of the type described in (i) above, the Employee is terminated or the terms and conditions of the Employee's employment, including duties or location, are substantially modified; or

          (iii) a majority of the Board of Directors of the Company consists of persons other than nominees of the Board of Directors of the Company as it existed immediately prior to the occurrence of an Event of the type described in
(i) above; or

          (iv) a transaction or circumstance occurs or eventuates which reasonably may be construed as effecting or constituting a clear and present probability of effecting a change in "control" of the Company, as "control" is generally or reasonably understood in the business community, and which has not been approved by the Board of Directors of the Company as it existed immediately prior to the occurrence of such transaction or circumstance;

then, upon the occurrence of any such Event, the Employee may elect, by written notice to the Company, to treat any such transaction or circumstance as a material breach of this Agreement and terminate his employment as an officer and director of the Company and its Affiliates. It is agreed that, in such event, the Employee will suffer irreparable damage and harm which will be incapable or very difficult of accurate estimation. Accordingly, in lieu of amounts that the Employee would be entitled to under Article SECOND(C) of this Agreement, the Company will pay to the Employee, within three days of such Event, an amount equal to 299% of the Employee's "base amount", as such term is defined in
Section 280G of the Internal Revenue Code of 1986, as amended, and regulations pursuant thereto in effect at the time of termination of the Employee's employment (collectively, the "Code"). In the event of a dispute as to the amount, the matter shall be referred to the independent public accountants and auditors who were the auditors for the Company at the time of the occurrence of the Event, and their determination shall be final, binding and conclusive. The parties agree that it is their intent to comply with the "safe harbor" provisions of Section 280G of the Code. In order that the amounts payable pursuant to this Paragraph (E) do not constitute "excess parachute payments" within the meaning of said Section 280G, the payments and other consideration provided for hereunder shall, to the extent necessary, be reduced accordingly.

          THIRD:

          (A) The Employee shall receive, during his employment hereunder in accordance with the terms hereof, a salary (the "Base Salary"), commencing on the Effective Date, computed at the rate of $300,000 per annum, payable in such installments as shall accord with normal pay practices of the Company, but not less often than monthly.

          (B) Subject to the terms of this Agreement, for each of the Fiscal Years ending June 30, 1996 ("FY 96"), 1997 ("FY 97") and 1998 ("FY 98"),
Employee shall receive a bonus which shall be the sum of (1) a pretax income component ("PI Component"), (2) a pretax margin component ("PM Component") and
(3) a discretionary component ("Discretionary Component"), each of which shall be determined as set forth below.

          (i) The PI Component for each Fiscal Year during the term of this Agreement shall be determined as provided in

(a), (b) or (c) below, as applicable. The maximum PI Component payable in any year shall be $225,000.

          (a) FY 96.  The PI Component for FY 96 shall be based on the extent to
              -----
which FY 96 Adjusted Pretax Income (as hereinafter defined) exceeds FY 95 Capital Pretax Income (as hereinafter defined), in accordance with the following:

If FY 96 Adjusted
Pretax Income is:                        PI Component will be
- -----------------                        --------------------
equal to or greater than 110.0% of              $169,000
FY 95 Capital Pretax Income but less
than 112.5% of FY 95 Capital Pretax
Income

equal to or greater than 112.5% of              $202,000
FY 95 Capital Pretax Income but less
than 115.0% of FY 95 Capital Pretax
Income

equal to or greater than 115.0% of              $225,000
FY 95 Capital Pretax Income

In no event will any PI Component be payable in respect of FY 96 if FY 96 Adjusted Pretax Income is less than 110.0% of FY 95 Capital Pretax Income. "FY 96 Adjusted Pretax Income" means the combined income for FY 96 before the provision for federal, state and local income taxes of (i) Capital and (ii) all subsidiaries or divisions of the Company, or its existing subsidiaries, that are formed after the date hereof to perform outsourcing services "FY 95 Capital Pretax Income" means income of Capital for FY 95, before the provision for federal, state and local income taxes.

          (b) FY 97.  The PI Component payable in FY 97 shall be based on the
              -----
extent to which Consolidated Pretax Income of the Company (as hereinafter defined) for such Fiscal Year exceeds the higher of Consolidated Pretax Income of the Company for FY 95 and FY 96 (such higher amount hereinafter referred to as the "Base FY 97 PI"), in accordance with the following:

If FY 97 Consolidated
Pretax Income is:                     PI Component will be
- ---------------------                 --------------------
[S]                                   [C]
equal to or greater than 110.0% of          $169,000
the Base FY 97 PI but less than
112.5% of the Base FY 97 PI

equal to or greater than 112.5% of          $202,000
the Base FY 97 PI but less than
115.0% of the Base FY 97 PI

equal to or greater than 115.0% of          $225,000
the Base FY 97 PI


In no event will any PI Component be payable in respect of FY 97 if Consolidated Pretax Income for such Fiscal Year is less than 110.0% of the Base FY 97 PI. "Consolidated Pretax Income" of the Company for any Fiscal Year means consolidated income from continuing operations of the Company, before the provision for federal, state and local income taxes.

          (c) FY 98. The PI Component payable in FY 98 shall be based on the
              -----
extent to which Consolidated Pretax Income of the Company for such Fiscal Year exceeds the highest Consolidated Pretax Income of the Company for each of FY 95, FY 96 and FY 97 (such highest amount hereinafter referred to as the "Base FY 98 PI"), in accordance with the following:



If FY 98 Consolidated
Pretax Income is:                     PI Component will be
- ---------------------                 --------------------
[S]                                   [C]
equal to or greater than 110.0% of          $169,000
the Base FY 98 PI but less than
112.5% of the Base FY 98 PI

equal to or greater than 112.5% of          $202,000
the Base FY 98 PI but less than
115.0% of the Base FY 98 PI

equal to or greater than 115.0% of          $225,000
the Base FY 98 PI


In no event will any PI Component be payable in respect of FY 98 if Consolidated Pretax Income for such Fiscal Year is less than 110% of the Base FY 98 PI.


          (ii) The PM Component payable in respect of any Fiscal Year shall be based on the extent to which the Pretax Margin (as hereinafter defined) for such Fiscal Year equals or exceeds 9.0%. The amount of the PM Component payable in respect of any Fiscal Year shall be calculated as follows:

If Pretax Margin for
such Fiscal Year is:                  PM Component will be
- --------------------                  --------------------
[S]                                   [C]
equal to or greater than 9.0% but           $ 84,000
less than 11.0%

equal to or greater than 11.0% but          $ 98,000
less than 13.0%

equal to or greater than 13.0%              $112,500


In no event will any PM Component be payable in respect of any Fiscal Year if the Pretax Margin for such Fiscal Year is less than 9.0% and in no event will the PM Component payable in respect of any Fiscal Year exceed $112,500. "Pretax Margin" shall mean, for purposes of this Agreement, the percentage derived (a) for FY 96, by dividing FY 96 Adjusted Pretax Income by the sum of the FY 96 revenues of Capital and the Outsourcing Subsidiaries, and (b) for each of FY 97 and FY 98, by dividing Consolidated Pretax Income of the Company for such Fiscal Year by the aggregate revenues for the Company on a consolidated basis for such Fiscal Year.

          (iii) The Discretionary Component in respect of any Fiscal Year shall be paid at the sole discretion of the CEO (or, if the Employee has been appointed CEO by the time such determination is required, at the sole discretion of the Board of Directors) and shall be based upon objectives established by the CEO for such Fiscal Year (or, if the Employee has been appointed CEO before such objectives are established, by objectives established by the Board of Directors). The maximum amount of the Discretionary Component which may be payable in respect of any Fiscal Year shall be $112,500.

          (iv) The bonus payable in respect of any Fiscal Year shall be paid to Employee within two and one-half months after the end of the applicable Fiscal Year. The determination of Pretax Income, the PI Component, the Pretax Margin and PM Component for any Fiscal Year shall be made by the independent accountants who audit the Company's books and records, and such determination shall be final, binding and conclusive.

          (v) Notwithstanding anything to the contrary contained herein, if the Company terminates Employee's employment hereunder at any time for Cause or if the Employee resigns other than by reason of the occurrence of an Event, no bonus shall be payable in respect of the Fiscal Year of termination. In the event Employee's employment is terminated for any other reason, Employee shall be entitled to a pro rata share of the PI and PM Components that would have been payable in respect of such Fiscal Year had Employee remained employed for the full year (based on the number of days in the Fiscal Year during which Employee was actually employed), and a Discretionary Component may, at the discretion of the CEO (or the Board of Directors, if applicable), also be paid. In the event this Agreement terminates on June 30, 1998 and is not renewed or extended beyond that date, Employee shall nevertheless be entitled to the PI and PM Components payable in respect of FY 98, if any and the Discretionary Component for FY 98 may, at the discretion of the CEO (or Board of Directors, if applicable), also be paid.

          (C) Subject to the terms of this Agreement, Employee shall be granted the following options to purchase Common Stock of the Company.

          (i) Options Based on Increases in Pretax Income.  Employee shall be
              -------------------------------------------
eligible to receive options to purchase shares of Common Stock of the Company, in accordance with the following:




                              (a)  For FY 96.
                              ---------------

If FY 96 Adjusted                         Option for Number of
Pretax Income is:                         Shares to be Granted
- -----------------                         --------------------
equal to or greater than 150.0% but           20,000 shares
less than 170.0% of FY 95 Capital
Pretax Income


equal to or greater than 170.0% of            40,000 shares
FY 95 Capital Pretax Income


                                (b)  For FY 97.
                                ---------------

If FY 97 Consolidated                     Option for Number of
Pretax Income is:                         Shares to be Granted
- ---------------------                     --------------------
equal to or greater than 110.0% of            22,500 shares
the Base FY 97 PI but less than
112.5% of the Base FY 97 PI

equal to or greater than 112.5% of            27,000 shares
the Base FY 97 PI, but less than
115.0% of the Base FY 97 PI

equal to or greater than 115.0% of            30,000 shares
the Base FY 97 PI

                        (c)  For FY 98
                             ---------
If FY 98 Consolidated                     Option for Number of
Pretax Income is:                         Shares to be Granted
- ---------------------                     --------------------
equal to or greater than 110% of the         22,500 shares
Base FY 98 PI but less than 112.5% of
the Base FY 98 PI

equal to or greater than 112.5% of           27,000 shares
the Base FY 98 PI, but less than
115.0% of the Base FY 98 PI

equal to or greater than 115.0% of           30,000 shares
the Base FY 98 PI

          (ii) Additional Option.  Employee will also be entitled to receive an
               -----------------
option for 32,477 shares of Common Stock (unrelated to increases in Pretax Income in any Fiscal Year). Such option shall be granted on the day of the first meeting in FY 97 of the Stock Option Committee of the Company's Board of Directors, and shall have an initial exercise price equal to the fair market value of the Common Stock on the date of grant ("Grant Date FMV"). Such option shall be exercisable at the Grant Date FMV price only if there is a "change of control" of the Company, as contemplated by Article SECOND (E)(iv) of this Agreement, prior to the appointment of the Employee as sole CEO of the Company; otherwise, the exercise price of the option will be adjusted (up or down, as the case may be) from the Grant Date FMV to a price equal to the fair market value of the Common Stock on the effective date of the appointment of Employee as sole CEO.

          (iii) Terms and Conditions of Options.  Except as otherwise provided
                -------------------------------
in subparagraph (ii) of this Paragraph (C), the grant of any option to Employee pursuant to this Agreement shall be made pursuant to the Company's 1994 Incentive Stock Plan, shall have a term of ten years from the date of grant, be fully exercisable from and after the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. In connection with the grant of any such options, the Employee shall also be granted the right to satisfy the exercise price of such options and any tax withholding liability which arises from the exercise of such options by either having the Company withhold a portion of the shares to be issued upon exercise or through the surrender of previously acquired shares. The grant of any option pursuant to subparagraph (i) of this Paragraph (C) shall be made as promptly as practicable following the determination that such option has been earned, and the granting of such option shall be subject to Employee, at the time such determination is made, continuing to be employed by the Company, provided, however, that in the event this Agreement terminates on June 30, 1998 and is not renewed or extended beyond that date, Employee shall nevertheless be entitled to the stock option earned pursuant in clause (c) of Paragraph C(i), if any, unless the Company has offered to renew or extend this Agreement on terms at least as favorable to the Employee as those in effect on June 30, 1998 and the Employee rejects such offer, in which event Employee shall not be entitled to the stock option. In the event the Company terminates Employee's employment hereunder at any time for Cause or the Employee resigns other than by reason of the occurrence of an Event (it being agreed that the termination of employment at the end of the stated term of this Agreement which follows Employee's rejection of the Company's offer to renew or extend this Agreement on terms at least as favorable to the Employee as those in effect on June 30, 1998 shall be deemed a resignation by the Employee for purposes of this subparagraph (iii)), all stock options theretofore granted to the Employee which remain unexercised at such time (or which have been exercised but as to which certificates for the Company's Common Stock shares have not yet been issued by the transfer agent) shall forthwith terminate and be forfeited.

          (D) The Company will reimburse the Employee for properly documented business expenses, reasonably incurred by the Employee in connection with the performance of his services hereunder. The Company will also compensate the Employee in each Fiscal Year of employment hereunder in an amount not exceeding 10% of the Base Salary payable to him pursuant to Paragraph (A) of this Article THIRD for the cost of legal, accounting and tax advisory services rendered to him, or other miscellaneous expenses, documented to the extent reasonably possible (the "Additional Compensation"). Any such Additional Compensation shall not be deemed to be "Base Salary" for purposes of making bonus calculations under this Agreement. It is acknowledged and agreed that the Additional Compensation payable hereunder shall be pro rated if the Employee is employed only during a portion of a Fiscal Year and that in the event any amounts in excess of the appropriate pro-rata share of Additional Compensation shall have been paid, then such excess shall forthwith be forfeited and immediately returned to the Company. At the Company's option, the Company shall, in lieu of receipt of such excess amount, have the right of offset in respect thereof against any amounts otherwise due and owing to the Employee under this Agreement.

          (E) The Company shall, if requested by the Employee, procure and keep in force during the term of this Agreement for the benefit of the Employee (subject to the Employee taking any and all actions necessary to enable the Company to obtain such insurance and subject to the additional limitations set forth in this paragraph below) (i) a policy of disability income insurance which will provide the Employee with a benefit of $1,000,000 and (ii) a policy of term, "split dollar" or other life insurance, to be determined at the sole discretion of the CEO, in the face amount of $1,000,000, provided in each case that such insurance can be obtained by the Company at a commercially reasonable cost. The Company shall pay all of the premiums payable on such insurance, provided that the Company shall only be required to pay the normal rate for "non-rated" males of the Employee's age, and all or a portion of the cost of such premiums shall be additional compensation to the Employee. Any such compensation shall not be deemed to be "Base Salary" for purposes of making bonus calculations under this Agreement. If and so long as the Company or Capital establishes and maintains group life and/or disability insurance programs for which the Employee is eligible, benefits under such programs shall offset the insurance obligations otherwise provided for above. The beneficiary of such insurance shall be as designated by the Employee, and the owner of the insurance policy (but not any group policy) shall be the Employee or his assigns. The Employee agrees to submit to any physical examination required by any prospective insurer, and will otherwise cooperate with the Company in connection with any life or disability insurance on the Employee which the Company may wish to obtain.

          (F) The Employee shall be eligible to the same medical and other health insurance benefits as the Company provides, from time to time, for other employees. The Employee shall not be required to contribute any portion of the premiums payable for such medical and health insurance, all such premiums being payable by the Company.

          FOURTH:

          (A)  (i)    The Employee agrees that, during his employment with the
Company and for a period of two years after the termination of his employment with the Company (for any reason whatsoever), except to the extent approved by the Company or required by applicable law, he shall not (except in the good faith performance of his duties on behalf of the Company or any Affiliate) disclose to any person, corporation, firm, partnership or other entity whatsoever (except the Company or any Affiliate and/or his legal counsel) or any officer, director, stockholder, partner, associate, employee, agent or representative thereof, any information received by him during the course of his association with the Company relating to the business and affairs of the Company or any Affiliates, including, without limitation, information concerning their customers, prospective customers, operations, acquisitions, acquisition candidates, agreements, understandings, facilities, equipment, lease arrangements, staff, trade secrets, discoveries, ideas, methods, surveys, research and any other information relating to the business and objectives of the Company and Affiliates, except only information which is otherwise generally available to the public. "Affiliate" in this

Agreement means any person or entity controlling, controlled by, or under common control with the Company.

          (ii) During his employment with the Company, the Employee shall take reasonable precautions to protect the integrity of customer and prospective customer lists, agreements, contracts or any other documents embodying any information of the type described in Article FOURTH (A)(i) and, upon termination of his employment, he shall return to the Company all such documents (and copies thereof and notes relating thereto) in his possession or control.

          (B) During his employment with the Company and (subject to Article FOURTH (D)) for a period of two years after the termination of his employment with the Company or two years after Employee receives his last payment of salary pursuant hereto, whichever is later, the Employee shall not, in any way, be engaged, directly or indirectly, in the United States, Canada or any other country in which the Company or any of its Affiliates currently, or at any time during the term of Employee's employment hereunder, operate, as an employee, partner, proprietor, officer, director, consultant, agent, or stockholder of any corporation, partnership, proprietorship or other form of business entity, which is primarily engaged in either the business of (i) collecting debts or accounts receivables, (ii) accounts receivables management or (iii) call center management, or in substantially the same line of business as any businesses currently or hereafter carried on or engaged in, during the term of the Employee's employment hereunder, by the Company or any of its Affiliates. Notwithstanding anything above to the contrary, the Employee may own, as an inactive investor, securities of any competitor corporation of a class either
(i) listed on any securities exchange or (ii) traded on the over-the-counter market and listed on any generally accepted quotation service, so long as his holdings in any one such corporation shall not, in the aggregate, constitute more than 1% of the voting stock of such corporation.

          (C) During his employment with the Company and (subject to Article FOURTH (D)) for a period of two years after the termination of his employment with the Company for any reason whatsoever, or two years after Employee receives his last payment of salary pursuant hereto, whichever is later, the Employee shall not seek to persuade any Director, officer or employee of the Company or any Affiliate to discontinue that individual's status or employment with the Company or any Affiliate, nor to become employed in any activity similar to or competitive with the activities described in Article FOURTH (B) above, nor will he hire or retain any such person, nor will he solicit or cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or any third party, any business subject to Article FOURTH (B) from others who are, at any time within two years prior to the cessation of his employment hereunder, customers or partners of the Company or any Affiliate. The foregoing shall not be construed to derogate from the Employee's authority to terminate employees of the Company or its subsidiaries who are subordinate to him.

          (D) If any of the restrictions on post-employment competitive activities contained in this Article FOURTH shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as to thereafter be limited or reduced to be enforceable to the extent compatible with the applicable law as it shall then appear, it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

          (E) The Employee acknowledges that were he to breach the provisions of this Article FOURTH, the damages to the Company and Affiliates would be irreparable, and he therefore agrees that, in addition to provable damages and reasonable attorneys' fees, the Company and its Affiliates shall be entitled to equitable relief to enforce their rights hereunder.

          FIFTH:

          (A) This Agreement constitutes the entire agreement between the Company and the Employee in any way relating to the employment of the Employee and merges all prior agreements and understandings between them other than the Indemnification Agreement and Option Agreements.

          (B) This Agreement may not be altered or amended except by a writing signed by the party against whom such alteration or amendment is sought to be enforced. No waiver by either party of any provision or condition of this Agreement by him or it to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

          SIXTH:    This Agreement is personal and non-assignable by the
Employee. It shall inure to the benefit of any corporation or other entity with which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets and may be assigned by the Company to any Affiliate of the Company or to any corporation or entity with which such Affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such Affiliate.

          SEVENTH: Any notices or other communications required or permitted hereunder shall be in writing and shall be duly given if personally delivered or sent by certified or registered mail, return receipt requested, to the following addresses:

          (i)       If to the Employee:

                    William B. Hewitt
                    7 Orange Street
                    Charleston, South Carolina 29401

          (ii)      If to the Company:

                    The Union Corporation
                    145 Mason Street
                    Greenwich, Connecticut  06830

                    Attention: Secretary


          (iii)     If to Capital:

                    Capital Credit Corporation
                    Suite 210
                    800 Arlington Expressway
                    Jacksonville, Florida  32211

                    Attention: Secretary

Either party may alter the address for the sending of notices to such party by a written notice sent in conformity with this Agreement.

          EIGHTH:   This Agreement was negotiated in the City of New York and
shall be governed by and construed in accordance with the laws of the State of New York with respect to agreements made and to be performed wholly therein.

          NINTH:    If any of the provisions of this Agreement shall be held
invalid, the remainder of the Agreement shall not be affected thereby.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                         THE UNION CORPORATION



                         By:/s/ MELVIN L. COOPER
                            -----------------------------
                            Name:  Melvin L. Cooper
                            Title: Chairman


                         CAPITAL CREDIT CORPORATION



                         By:/s/ MICHAEL W. LONGA
                            -----------------------------
                            Name: Michael W. Longa
                            Title: Controller



                         /s/ WILLIAM B. HEWITT
                         --------------------------------
                         William B. Hewitt